CUSIP NO. 457153                      13G               Page 53 of 54 Pages


                                POWER OF ATTORNEY
                                -----------------

         Know all men by these presents, that the undersigned hereby constitute and appoint each of Lily Yan Arevalo and James E. Anderson, Jr., signing singly, the undersigned's true and lawful attorneys-in-fact to:

         1. execute for and on behalf of the undersigned, in the undersigned's capacity as a beneficial owner of stock of Ingram Micro Inc. (the "Company"), any Schedule 13G or
                  Schedule 13D, or any amendment thereto (collectively, the "Schedules"), in accordance with the Securities Exchange Act of 1934 and the rules thereunder;

         2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedules and timely file such Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

         3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with the Securities Exchange Act of 1934.


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CUSIP NO. 457153                      13G               Page 54 of 54 Pages

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         By execution of this Power of Attorney, the undersigned hereby revoke any previous Power of Attorney executed in favor of any other entity or entities, person or persons for the purposes described herein.

         IN WITNESS WHEREOF, the undersigned have each caused this Power of Attorney to be executed as of the 9th day of February, 1999.

                                           SIGNATURE

                                           INGRAM CHARITABLE FUND, INC.

                                           By:  Martha R. Ingram and
                                                Orrin H. Ingram as Co-
                                                Trustees

                                           By:  /s/Martha R. Ingram/s/
                                                ----------------------
                                                Martha R. Ingram
                                                Co-Trustee

                                           By:  /s/ Orrin H. Ingram /s/
                                                -----------------------
                                                Orrin H. Ingram
                                                Co-Trustee